                                                                    EXHIBIT 12.1
         [PRESTOLITE ELECTRIC LOGO]


         Prestolite Electric Incorporated       Financial Information Contacts:
         Corporate Headquarters                   Ken Cornelius, Vice President
         2311 Green Road                          & CFO
         Ann Arbor, Michigan 48105                Dennis Chelminski, Vice
           www.prestolite.com                     President & Controller
                                                  734-913-6600



             PRESTOLITE ELECTRIC REPORTS THIRD QUARTER 2003 RESULTS

               Ann Arbor, Michigan (November 7, 2003) - Prestolite Electric Incorporated and its parent, Prestolite Electric Holding, Inc., today announced financial results for the period ended September 27, 2003. Third quarter sales of $50.9 million generated adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and certain other items) of $8.0 million. From the third quarter of 2002 sales increased 18% while adjusted EBITDA increased 13%. Compared to the second quarter of 2003 sales increased 11% and adjusted EBITDA increased 5%. Nine month 2003 sales of $139.3 million represented growth of 16% from the equivalent period of 2002, while adjusted EBITDA for the nine months grew 28%, to $23.1 million.

               "We were pleased to produce our seventh consecutive quarter of adjusted EBITDA growth," said P. Kim Packard, Prestolite President and CEO. "China, where our business rebounded from the adverse impact of the SARS virus, was largely responsible for the increase in sales and profit from the second to the third quarter of 2003. Adjusted EBITDA increased from the second quarter but declined as a percent of sales because of operating difficulties in South Africa and adverse sales mix in North America. Compared to the third quarter of 2002, we enjoyed sales growth on every continent and EBITDA growth on every continent except Africa."

               Prestolite recorded a stock option charge of $2.1 million during the quarter, reflecting an increase in the estimated fair market value of the Company's equity. In the third quarter of 2002 the company recorded an option benefit of $0.6 million because of a decline in the estimated equity fair market value. Net loss for the 2003 third quarter was $0.4 million, compared to $1.0 million net income in the corresponding quarter of 2002. Excluding the non-cash stock option charge and

                        Prestolite Electric Announces Third quarter 2003 Results
                                                                          Page 2

         benefit, third quarter net income would have been $1.7 million in 2003 compared to $0.3 million in 2002. For the nine-month period, 2003 net income was $3.0 million compared to $0.1 million in 2002. Excluding the stock option charge and benefit, equivalent nine-month figures would be net income of $5.7 million in 2003 compared to a net loss of $0.6 million in 2002.

               Debt, net of cash, increased $0.7 million during the quarter, to $107.9 million. Third-quarter capital spending of $1.1 million brought year-to-date capital spending to $3.5 million. At September 27, 2003 the Company had unborrowed bank loan commitments totaling $11.0 million in the United States and $2.4 million in the United Kingdom.

               Prestolite Electric Incorporated manufactures alternators and starter motors. These are supplied under the Prestolite Electric, Leece-Neville, and Indiel brand names for original equipment and aftermarket application on a variety of vehicles and industrial equipment. Genstar Capital Corporation controls 97.5% of the outstanding shares; management owns the balance.

               EBITDA is a widely accepted financial indicator of a company's operating performance, but is not calculated the same by all companies. EBITDA should not be considered by an investor or lender as an alternative to net income as an indicator of a company's operating performance or as an alternative to cash flow as a measure of liquidity. A reconciliation of adjusted EBITDA to operating income is provided at the bottom of the accompanying income statement.

               This release contains forward-looking statements that involve risks and uncertainties regarding the anticipated financial and operating results of the Company. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.



                                     (more)

                        Prestolite Electric Announces Third quarter 2003 Results
                                                                          Page 3



PRESTOLITE ELECTRIC HOLDING, INC.
CONSOLIDATED UNAUDITED STATEMENT OF OPERATIONS
(IN THOUSANDS OF DOLLARS)

                                                   Three months ended             Nine months ended
                                                ------------------------      ------------------------
                                                 Sept 28,       Sept 27,       Sept 28,       Sept 28,
                                                   2002           2003           2002           2003
                                                ---------      ---------      ---------      ---------
Income Statement
     Net sales                                  $  43,152      $  50,865      $ 120,535      $ 139,279
     Cost of goods sold                            32,789         39,367         91,506        105,079
                                                ---------      ---------      ---------      ---------
        Gross profit                               10,363         11,498         29,029         34,200
        Percent to sales                             24.0%          22.6%          24.1%          24.6%

     Selling, general & administrative              5,047          5,573         16,143         17,067
     Costs from sale-of-company efforts                --            189             --            189
     Stock option charges                            (647)         2,106           (647)         2,687
     Severance                                      1,700             35          1,880            118
                                                ---------      ---------      ---------      ---------
        Operating income                            4,263          3,595         11,653         14,139

     Other income                                     (94)           (90)          (132)          (261)
     Lease guarantee charge                            --             --            400             --
     Loss on foreign exchange                          62            286          1,025            364
     Interest expense                               2,816          2,673          8,432          8,217
     Minority interest expense                        741            718          1,641          1,548
                                                ---------      ---------      ---------      ---------
        Pretax income                                 738              8            287          4,271

     Income tax provision (benefit)                  (238)           407            228          1,299
                                                ---------      ---------      ---------      ---------
        Net income (loss)                             976           (399)            59          2,972

     Foreign currency translation adjustment          540             49         (3,688)         2,063
                                                ---------      ---------      ---------      ---------
        Net comprehensive income (loss)         $   1,516      $    (350)     $  (3,629)     $   5,035
                                                =========      =========      =========      =========

Income Statement Reconciliation
     Operating income                           $   4,263      $   3,595      $  11,653      $  14,139
     Other income                                      94             90            132            261
     Costs from sale-of-company efforts                --            189             --            189
     Stock option charges                            (647)         2,106           (647)         2,687

     Severance                                      1,700             35          1,880            118
     Depreciation                                   1,459          1,763          4,424          5,132
     Amortization                                     198            191            537            567
                                                ---------      ---------      ---------      ---------
        Adjusted EBITDA                         $   7,067      $   7,969      $  17,979      $  23,093
                                                =========      =========      =========      =========

                        Prestolite Electric Announces Third quarter 2003 Results
                                                                          Page 4

PRESTOLITE ELECTRIC HOLDING, INC.
CONSOLIDATED UNAUDITED BALANCE SHEET HIGHLIGHTS
(IN THOUSANDS OF DOLLARS)


                                           Dec 31      March 29      June 28       Sept 27
                                            2002         2003          2003          2003
                                         ---------     ---------     ---------     ---------
Cash                                     $   4,386     $   3,400     $   3,668     $     996
Accounts receivable, net                    28,264        30,279        29,987        34,858
Inventory, net                              38,699        43,237        46,850        44,243
Prepaid and other current assets             2,675         2,914         3,209         3,203
                                         ---------     ---------     ---------     ---------
     Total current assets                   74,024        79,830        83,714        83,300

Property, plant and equipment, net          33,032        31,686        31,515        30,914
Investments                                    577           577           577           577
Intangible assets, net                       7,441         7,479         7,505         7,329
Other long term assets                       3,435         3,872         3,941         4,162
Net assets of discontinued operations        1,976         2,151         2,073         2,208
                                         ---------     ---------     ---------     ---------
     Total assets                        $ 120,485     $ 125,595     $ 129,325     $ 128,490
                                         =========     =========     =========     =========

Current debt                             $   4,315     $   8,398     $   6,628     $   5,143
Accounts payable                            16,118        17,849        17,893        18,315
Accrued liabilities                         15,006        11,756        15,921        14,420
                                         ---------     ---------     ---------     ---------
     Total current liabilities              35,439        38,003        40,442        37,878
Long-term debt                             105,125       104,535       104,189       103,734
Other non-current liabilities                9,955        10,084         9,954         9,664
                                         ---------     ---------     ---------     ---------
     Total liabilities                     150,519       152,622       154,585       151,276
Minority interest                            5,908         6,462         4,716         5,434
Cumulative translation adjustment          (13,589)      (13,326)      (11,575)      (11,526)
Minimum pension liability                   (9,156)       (9,156)       (9,156)       (9,156)
Other shareholders equity                  (13,197)      (11,007)       (9,245)       (7,538)
                                         ---------     ---------     ---------     ---------
     Total liabilities and equity        $ 120,485     $ 125,595     $ 129,325     $ 128,490
                                         =========     =========     =========     =========
Debt Summary:
     Bank debt
         U.S. float                      $     130     $     963     $     371     $     339
         U.S. revolver                          --         3,585         2,484           451
         United Kingdom                      7,177         5,931         5,822         6,606
         South Africa                          990         1,498         1,489         1,142
                                         ---------     ---------     ---------     ---------
             Sub-total                       8,297        11,977        10,166         8,538
     Senior notes                           98,533        98,533        98,533        98,533
     Argentina - Mosal                       1,040         1,010           982           774
     Capital leases & other                  1,570         1,413         1,136         1,032
                                         ---------     ---------     ---------     ---------
         Total debt                        109,440       112,933       110,817       108,877
     Less: cash                             (4,386)       (3,400)       (3,668)         (996)
                                         ---------     ---------     ---------     ---------
       Net debt                          $ 105,054     $ 109,533     $ 107,149     $ 107,881
                                         =========     =========     =========     =========

                        Prestolite Electric Announces Third quarter 2003 Results
                                                                          Page 5


Sales and EBITDA by Country by Quarter
(Millions of Dollars)

                              2001                       2 0 0 2                                         2003
                                       ------------------------------------------    -------------------------------------------
    Sales                     Total      1Q       Q2       Q3       Q4     Total       1Q       Q2       Q3       YTD       LTM
                             ------    ------   ------   ------   ------   ------    ------   ------   ------   ------    ------
       United States         $ 77.8    $ 22.2   $ 23.8   $ 25.4   $ 26.1   $ 97.5    $ 26.3   $ 27.2   $ 26.9   $ 80.4    $106.5
       United Kingdom          38.0       8.5      8.9      9.0      9.8     36.2       9.4      9.8     10.1     29.3      39.1
       Argentina               33.9       3.8      3.8      4.0      4.3     15.9       4.5      7.1      7.1     18.7      23.0
       South Africa             9.4       1.5      2.1      2.1      1.6      7.3       2.1      2.4      2.6      7.1       8.7
       China                    8.9       3.3      5.0      6.3      7.8     22.4       5.3      4.1      6.9     16.3      24.1
       Elim & Adj              (8.7)     (2.6)    (2.9)    (3.6)    (2.9)   (12.0)     (5.2)    (4.6)    (2.7)   (12.5)    (15.4)
                             ------    ------   ------   ------   ------   ------    ------   ------   ------   ------    ------
          Continuing         $159.3    $ 36.7   $ 40.7   $ 43.2   $ 46.7   $167.3    $ 42.4   $ 46.0   $ 50.9   $139.3    $186.0
                             ======    ======   ======   ======   ======   ======    ======   ======   ======   ======    ======

    EBITDA
       United States         $ 13.3    $  3.6   $  4.0   $  4.5   $  4.8   $ 16.9    $  5.3   $  5.4   $  4.9   $ 15.6    $ 20.4
       United Kingdom           5.8       1.2      1.4      1.3      0.8      4.7       1.5      1.5      1.4      4.4       5.2
       Argentina                1.0       0.5      0.9      1.0      1.2      3.6       1.0      1.4      1.4      3.8       5.0
       South Africa             0.5       0.1      0.2      0.2     (0.4)     0.1        --       --     (0.5)    (0.5)     (0.9)
       China                    2.3       0.8      1.4      1.4      2.3      5.9       1.3      0.8      1.7      3.8       6.1
       Corp & Other            (3.5)     (1.4)    (1.7)    (1.4)    (1.0)    (5.5)     (1.3)    (1.4)    (1.1)    (3.8)     (4.8)
       Inter Co Elimination    (0.3)     (0.2)     0.1      0.1     (0.3)    (0.3)     (0.3)    (0.1)     0.2     (0.2)     (0.5)
                             ------    ------   ------   ------   ------   ------    ------   ------   ------   ------    ------
          Continuing         $ 19.1    $  4.6   $  6.3   $  7.1   $  7.4   $ 25.4    $  7.5   $  7.6   $  8.0   $ 23.1    $ 30.5
                             ======    ======   ======   ======   ======   ======    ======   ======   ======   ======    ======

      EBITDA Percentage
          United States        17.1%     16.2%    16.8%    17.7%    18.4%    17.3%     20.2%    19.9%    18.2%    19.4%     19.2%
          United Kingdom       15.3%     14.1%    15.7%    14.4%     8.2%    13.0%     16.0%    15.3%    13.9%    15.0%     13.3%
          Argentina             2.9%     13.2%    23.7%    25.0%    27.9%    22.6%     22.2%    19.7%    19.7%    20.3%     21.7%
          South Africa          5.3%      6.7%     9.5%     9.5%   (25.0%)    1.4%       --       --    (19.2%)   (7.0%)   (10.3%)
          China                25.8%     24.2%    28.0%    22.2%    29.5%    26.3%     24.5%    19.5%    24.6%    23.3%     25.3%
          Total                12.0%     12.5%    15.5%    16.4%    15.8%    15.2%     17.7%    16.5%    15.7%    16.6%     16.4%

                Sales above include intercompany sales for Argentina and South Africa and include sales to China (PEBL) for the United States and the United Kingdom. Certain sales adjustments allocated to country for 10-Q segment reporting are here included in "Eliminations & Adjustments."